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                                                                   EXHIBIT 23.04

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Seagate Technology, Inc. of our report dated January 11, 1995, except as to Note 15 which is dated as of July 25, 1995, appearing on page 21 of Conner Peripherals, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-2 of such Annual Report on Form 10-K/A. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

/s/ PRICE WATERHOUSE LLP
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Price Waterhouse LLP
San Jose, California
December 27, 1995